Q1 2014 EARNINGS CONFERENCE CALL BILL NUTI, CHAIRMAN AND CEO JOHN BRUNO, EVP BOB FISHMAN, CFO April 29, 2014

NOTES TO INVESTORS FORWARD-LOOKING STATEMENTS. Comments made during this conference call and in these materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in these materials include statements about the anticipated growth of NCR’s software-related revenue (and the components thereof) and operational gross margins, the expected financial and other benefits from the acquisition of Digital Insight, the future growth and transformation of NCR and its lines of business, NCR's 2014 financial outlook and NCR’s goals for 2014. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1a “Risk Factors” of NCR’s Annual Report on Form 10-K and those factors detailed from time to time in NCR’s other SEC reports. These materials are dated April 29, 2014, and NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP MEASURES. While NCR reports its results in accordance with generally accepted accounting principles in the United States (GAAP), comments made during this conference call and these materials will include the following “non-GAAP” measures: non-pension operating income (NPOI), non-GAAP diluted earnings per share (non-GAAP diluted EPS), free cash flow (FCF), adjusted free cash flow (adjusted FCF), operational gross margin, operational gross margin rate, expenses (non-GAAP), adjusted EBITDA, effective tax rate, non-GAAP net income and constant currency. These measures are included to provide additional useful information regarding NCR’s financial results, and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures and reconciliations of these non-GAAP measures to their directly comparable GAAP measures are included in the accompanying “Supplementary Non-GAAP Materials” and are available on the Investor Relations page of NCR’s website at www.ncr.com. Descriptions of many of these non-GAAP measures are also included in NCR’s SEC reports. USE OF CERTAIN TERMS. As used in these materials, the term “software-related revenue” includes software license, software maintenance, software as a service (SaaS) and professional services revenue associated with software delivery, and the term “recurring revenue” means the sum of SaaS, hardware maintenance and software maintenance revenue. Investors are cautioned that in NCR’s prior earnings releases and presentation materials, NCR used the term “software revenue,” which does not include professional services revenue associated with software delivery. Therefore software revenue in such releases and presentation materials will not be directly comparable to software-related revenue in these materials. These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. 2

Q1 2014 FINANCIAL HIGHLIGHTS (1) Post AT&T Spin-off, excluding Teradata. (2) NPOI as a percentage of revenue. 3 REVENUE Q1 2013 Q1 2014 $1.41 billion $1.52 billion Up 8% y/y; up 10% on constant currency basis Recurring revenue up 22%; 44% of total revenue OPERATIONAL GROSS MARGIN Q1 2013 Q1 2014 27.4% 28.6% Up 120 bps y/y NPOI Up 20% y/y All-time high (1) Q1 NPOI margin (2) of 10.2% FREE CASH FLOW Cash from ops up $10M offset by higher investment in capex of $21M and disc ops of $17M Q1 2013 Q1 2014 $129 million $155 million Q1 2013 Q1 2014 $(23) million $(51) million  17th consecutive quarter of y/y revenue and NPOI growth  18th consecutive quarter of meeting or beating EPS consensus estimate  Record(1) Q1 NPOI results

INVESTING IN OUR REINVENTION  Investing to deliver differentiated value and sustainable long-term growth  Commitment to disruptive innovation/R&D and delivering compelling value  R&D as a % of revenue reaches an all-time high of 4.2%, up 15% y/y  Strengthening Services Delivery and Sales organizations  Improved productivity and efficiency gains to come  Committed to balancing investment , long-term goals & near-term performance  Financial Services: Digital Insight acquisition integration  Services: Make Customer Services a competitive advantage  Hospitality: International expansion, Sales, Software/SaaS offers  Emerging Industries: Managed Services (T&T) infrastructure/onboarding Business model transformation to a hardware-enabled, software-driven business 4

STRONG SOFTWARE-RELATED REVENUE GROWTH Q1 2014 Q1 2013 $113 $33 Q1 • Q1 Software-related revenue up 45% • Q1 Professional Services revenue up 30% • Q1 SaaS revenue up 242% $135 $104 $273 $395 $136 $147 FY 2013 FY 2014e $1,775 – $1,825 FY 2012 $345 FY ($’s in Millions) ($’s in Millions) $466 $616 ~$725 $94 $145 ~$500 • On target to generate ~$1.8B in software- related revenue in FY2014 • 2014 estimated software-related revenue growth of 40-44% SaaS Professional Services SW Licenses & SW Maintenance $1,271 $905 5 SaaS Professional Services SW Licenses & SW Maintenance

43% 42% 41% 38% 36% 33% 45% 45% 45% 46% 43% 41% 12% 13% 14% 16% 21% 26% FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2014e Software-Related Revenue Hardware Revenue Other Services Revenue (Hardware Maintenance, Transaction Services) ($ in Millions) $5,730 $6,750 – $6,850 SOFTWARE-RELATED REVENUE POSITIVELY IMPACTING MARGINS $5,291 $6,123 Operational Gross Margin 22.0% 23.5% 24.9% 26.8% 28.5% ~31%e ~900bp from 2009 $4,711 $4,579 6

UNIQUELY POSITIONED IN OMNI-COMMERCE LANDSCAPE At the intersection of the world’s transactions We connect channel and payment options to provide convenience for consumers CREDIT/ DEBIT PROMOS CASH CHECK LOYALTY KIOSK MPOS TABLET MOBILE SOCIAL ONLINE INNOVATION: TECHNOLOGY CONSUMER BUSINESS MODEL 7

TRANSFORMING THE CONSUMER EXPERIENCE 485 million transactions a day, around the world Transforming brick & mortar experiences Shaping digital experiences Travel Hospitality Stadium Sales Mobile Order & Pay Clientelling & Loyalty Digital Wallet at Pump Retail Interactive Teller Mobile Banking Financial Services Transforming brick & mortar experiences Shaping digital experiences Mobile Boarding Pass Wayfinding 8

EXPANSIVE SOFTWARE SOLUTIONS PORTFOLIO

Delivering Strategic Value to NCR Customers

Financial Services

- Mobile & Online Banking
- Branch Transformation
- Cash Management
- Multi-Channel Marketing
- Payment Switching & Fraud Detection
- Image & Payment Processing
- High Availability Software

#1 ATM multi-vendor SW[1]

(1) RBR's Multivendor Software 2013 report

Retail Solutions

- Loyalty
- Connected Payments
- Customer Relationship Management (CRM)
- Digital Wallet
- Sales Channels & Touch Points
- Electronic & Mobile Payment
- Merchandising
- Inventory
- Supply Chain Management

#1 Vendor under consideration for future software purchases[2]

(2) IHL/RIS Study, January 2014


OMNI-CHANNEL
NCR
OMNI-COMMERCE

Hospitality

Consumer Engagement

- Loyalty & Gift Card
- Mobile/Online Ordering & Payment
- Mobile Ticketing

Operations & Management Efficiency

- Mobile Analytics
- Kitchen Production
- Labor & Inventory Management

#1 US Restaurant POS SW[3]

(3) Chain Store Guide, March 2014

Emerging Industries

Travel	T&T
Mobile Boarding Passes	Bill Pay
Security Check-in	Virtual Storefront
Digital Signage	Digital Signage
Cash Management	Loyalty
Way Finding	Queue Mgmt
Digital Marketing	
Passenger Re-accommodation	
Merchandising & Retailing	

Global Leading Provider of Mobile Boarding Passes [4]

(4) Source: NCR Internal

The majority of SW solutions can be sold independent of HW

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Performance Highlights Financial Highlights Revenue $794M Operating Income $103M +11% y/y +81% y/y  Strong orders driven by North America, small & mid-sized banks, Branch Transformation & SW  Strong backlog, both in volume and mix  Increased operating margin driven by favorable revenue mix & higher mix of SW-related revenue  Excluding Digital Insight, Q1 core revenue up 1% y/y and operating margin up 310 bps  SW-related revenue up 92%; up 17% excluding Digital Insight FINANCIAL SERVICES Q1 2014 Update  Balanced performance globally; Keeping an eye on Russia  North America small to mid-sized banks segment strong in the quarter  Continued momentum in Branch Transformation  Branch Transformation revenues up 300% y/y  17 new APTRATM Interactive Services customers; customer wins globally  Strong start for Digital Insight  Executing integration plan  Strong existing customer base win rates and mobile active user growth  Early cross-sell wins Operating Margin 13.0% +500 bps Key Developments 10

UPDATE: DIGITAL INSIGHT ACQUISITION

NCR + DIGITAL INSIGHT **Creates one of the most powerful FinTech companies with the most comprehensive suite of retail banking solutions**

KEY ACQUISITION OBJECTIVE

- Uniquely **positions NCR software** within the FinTech industry with an end-to-end technology platform for seamless banking services across both physical and digital channels
- Demonstrates commitment to be the **global leader in omni-channel retail banking transformation** enabling effortless transactions across multiple touch points
- Positions NCR for long-term growth, greater recurring revenue, accelerated margin expansion and earnings appreciation
- Expect to be slightly accretive to non-GAAP diluted EPS for FY2014 and ~$0.15 accretive for FY2015

PROGRESS UPDATE

- Closed transaction on Jan. 10; integration started immediately
- Q1 revenue of $76M and operating income of $23M, in-line with expectations
- Positive feedback from existing Digital Insight customers on the power of NCR's omni-channel banking solutions
- Investments made to transition to NCR-run data centers
- Win rates in existing customer base up ~49% with leading indicators pointing to continued improvement over prior year
- 83% y/y increase in mobile active user rates
  - 5.5M total mobile users vs. 3.0M last year

NCR 11

 Orders down mid-single digit y/y driven by North America; Strong orders in rest of world  Backlog up significantly; Rollout of large orders pushing revenue to end of year & 2015  Q1 revenue growth as expected due to difficult comparison versus prior year  Operating income decline due to unfavorable mix of revenue & continued investment in business  SW up significantly; SW-related revenue up 27%; SaaS revenue up 30% Financial Highlights Revenue $490M Operating Income $36M Flat y/y -12% y/y  Strong revenue and order growth in the Europe, Middle East and Africa region  Retalix continues to perform well; experiencing strong demand for R10  NCR at the top in new leadership rankings:  #1 point-of-sale (POS) software vendor*  Leader in traditional North America ePOS & self-checkout (SCO) terminal providers **  Leader in NAMER POS share gains**  Strong order growth in SCO  Market developments  Capital spending priorities changing due to change in focus to data privacy and security  Consolidation within U.S grocery segment  Introduced new innovative SaaS solutions: NCR Cloud Connect & NCR Command Center RETAIL SOLUTIONS Q1 2014 Update Performance Highlights * Source: 11th Annual IHL/RIS News Store System Study - Stores Reinvented 2014 ** 2014 IHL NAMER POS Terminal Report. Operating Margin 7.3% -110 bps Key Developments 12

 Revenue growth across all theaters  Operating income decline due to unfavorable revenue mix & investment in international expansion  SW-related revenue up 2%  SaaS revenue up 11%  SaaS application sites up 20% y/y Financial Highlights Revenue $149M Operating Income $12M +14% y/y -43% y/y HOSPITALITY Q1 2014 Update Performance Highlights Operating Margin 8.1% -790 bps Key Developments  Geographic expansion gaining further traction  Strong revenue growth in Europe and the Asia, Middle East, and Africa regions  New international customers, primarily in Brazil and Germany  Continued focus on North America SMB market  22% revenue growth y/y  Continued investment in software development and capabilities  Fast adoption of software, SaaS and mobile solutions  Recognized by Technology Association of GA as one of the Top 10 most innovative companies for our mobile payment solution 13

Telecom & Technology  Expanded service offerings by providing on-site maintenance and support for Unify customers Travel  Continued focus on airport and airline innovation in emerging countries  Shenzhen Baoan International Airport (China), Muscat International and Salalah airports (Oman), China Eastern airlines, China Southern airlines  Entered pilot programs for Travel Retail Solutions - omni-channel retailing within airports  Delivered a record 15M mobile airline boarding passes, up 90% y/y Small Business  Increased adoption of NCR Silver customer base (over 7,000) and devices (over 15,000) Revenue $85M Operating Income $4M +12% y/y -60% y/y  Telecom & Technology revenue up 18%  Travel revenue down 9%  Software-related revenue down 11%  Operating income negatively impacted by on- boarding costs associated with managed services contracts EMERGING INDUSTRIES Q1 2014 Update Performance Highlights Financial Highlights Operating Margin 4.7% -850 bps Key Developments 14

Q1 2014 SUMMARY  8% revenue growth led by Financial Services, Hospitality and Emerging Industries; Retail Solutions’ revenue growth as expected due to difficult comparison versus prior year  Branch transformation, mobile, SCO and omni-channel driving demand  Recurring revenue growth % improved, including contribution from Digital Insight  Strong growth in Software/SaaS drove improved overall margin expansion  Digital Insight acquisition closed; Q1 results solid and integration on track  Ongoing investments in R&D, Services and Line of Business capabilities  Cash Flow from Operations up Y/Y; Free Cash Flow as expected; on track  Full-year revenue guidance lowered; maintain full-year NPOI and EPS guidance Delivering sustainable profitable growth in rapidly expanding markets 15

FINANCIAL PERFORMANCE & GUIDANCE April 29, 2014

Revenue $1,518 $1,410 8%(1) / 10%(2) Operational Gross Margin 434 387 12% Operational Gross Margin Rate 28.6% 27.4% Expenses (non-GAAP) 279 258 8% % of Revenue 18.4% 18.3% NPOI 155 129(3) 20% % of Revenue 10.2% 9.1% Non-GAAP Diluted EPS(4) $0.50 $0.54 (7)% Q1 OPERATIONAL RESULTS 2014 2013 % Change (1) As reported. (2) On a constant currency basis. (3) Includes $13M curtailment benefit related to Q1 2013 amendment to U.S. separation plan. (4) Decrease primarily related to higher interest expense in Q1 2014 compared to Q1 2013. $ millions, except per share amounts For the Three-Month Period Ending March 31 17

Revenue $1,518 $1,410 8% Gross Margin 416 369 13% Gross Margin Rate 27.4% 26.2% Expenses 308 284 8% % of Revenue 20.3% 20.1% Income from Operations 108 85(1) 27% % of Revenue 7.1% 6.0% GAAP Diluted EPS(2) $0.31 $0.37 (16%) Q1 GAAP RESULTS (1) Includes $13M curtailment benefit related to Q1 2013 amendment to U.S. separation plan. (2) Decrease primarily related to higher interest expense in Q1 2014 compared to Q1 2013. $ millions, except per share amounts 2014 2013 % Change For the Three-Month Period Ending March 31 18

Q1 REVENUE BY SEGMENT Financial Services Excluding Digital Insight* $ 794 718 $ 714 11% 1% 14% 4% Retail Solutions 490 489 - 1% Hospitality 149 131 14% 15% Emerging Industries 85 76 12% 12% Total Revenue Excluding Digital Insight* $ 1,518 1,442 $ 1,410 8% 2% 10% 4% 2014 2013 % Change % Change (Constant Currency) $ millions * Digital Insight acquisition closed on Jan. 10, 2014. For the Three-Month Period Ending March 31 19

Q1 OPERATING INCOME BY SEGMENT Financial Services $ 103 $ 57 % of Financial Services Revenue 13.0% 8.0% Retail Solutions 36 41 % of Retail Solutions Revenue 7.3% 8.4% Hospitality 12 21 % of Hospitality Revenue 8.1% 16.0% Emerging Industries 4 10 % of Emerging Industries Revenue 4.7% 13.2% NPOI $ 155 $ 129 % of Total Revenue 10.2% 9.1% For the Three-Month Period Ended March 31 2014 2013 $ millions 20

Q1 SUPPLEMENTAL REVENUE INFORMATION SaaS $113 $33 242% Software License/Software Maintenance 147 136 8% Professional Services 135 104 30% Total Software-Related Revenue 395 273 45% Hardware 570 600 (5)% Other Services 553 537 3% Total Revenue $1,518 $1,410 8% 2014 2013 % Change $ millions For the Three-Month Period Ending March 31 21

FREE CASH FLOW Q1 2014 Q1 2013 FY 2014e FY 2013 Cash Provided by Operating Activities $31 $21 $595 - $625 $281 Net capital expenditures (66) (45) (250) – (260) (226) Cash Provided by (Used In) Discontinued Operations (16) 1 (45) – (55) (52) Pension discretionary contributions and settlements - - 20 204 Free Cash Flow (Used) $(51) $(23) $300 - $350 $207 $ in millions 22

FREE CASH FLOW GENERATION $ in millions 2014e 2013 Free Cash Flow (FCF) ~$300 - $350 $207 plus: Pension 70 79 plus: Discontinued Ops 45-55 52 plus: Acquisition-related costs 25-35 43 Adjusted FCF ~$440 - $510 $381 Adjusted FCF as a % of non-GAAP net income ~90% 80% $ millions, except metrics 23

NET DEBT & EBITDA METRICS $ in billions, except metrics 2013 Q1 2014 2014e Debt $3.4 $3.9 Cash 0.5 0.5 Net Debt $2.9 $3.4 $3.3 Adjusted EBITDA $0.9 $0.9 (1) $1.1 Net Debt / Adjusted EBITDA 3.2 3.7 ~3.0 (1) Adjusted EBITDA for the trailing twelve-month period. 24

2014e 2013 Revenue $6,750 - $6,850(1) $6,123 Year-over-Year Revenue Growth 10% - 12% growth(1) 7% Income from Operations (GAAP)(2) $730 - $750 $666 Non-Pension Operating Income (NPOI) $900 - $920 $717 Adjusted EBITDA $1,085 – $1,105 $886 Diluted EPS (GAAP)(2) $2.36 - $2.46 $2.67 Non-GAAP Diluted EPS(3) $3.00 - $3.10 $2.81 Free Cash Flow $300 - $350 $207 (1) Includes 1% of unfavorable foreign currency fluctuations; previous revenue guidance was 12% - 14% growth. (2) Income from operations and diluted earnings per share guidance excludes the impact of the actuarial mark to market pension adjustment that will be determined in the fourth quarter of 2014. (3) 2014 guidance includes expected other expense (income), net (OIE) of $200M, which incorporates $185M of interest expense, a 26% tax rate and a share count of 172M. 2013 results include OIE of $112M,which incorporates $103M of interest expense, a 22% tax rate and a share count of 169M. FY 2014 GUIDANCE $ in millions, except per share amounts 25

2014 SEGMENT REVENUE GUIDANCE Line of Business Current 2014 Guidance Previous 2014 Guidance FY 2013 Financial Services Financial Services excluding Digital Insight 15-17% 4-5% 15-17% 4-5% $3,115 Retail 3-5% 8-10% $2,034 Hospitality 8-10% 12-15% $626 Emerging Industries 10-14% 10-14% $348 Total 10-12% 12-14% $6,123 $ in millions 26

Q2 2014 GUIDANCE Q2 2014e Q2 2013 Income from Operations (GAAP) $163 - $173 $139 Non-Pension Operating Income (Non-GAAP) $205 – $215 $182 Tax rate 29% 25% Other expense ~ $50 $29 $ millions 27

Improve Free Cash Flow generation and working capital Further expand software/SaaS and services contribution and improve margin profile Use strong, growing NPOI to de-lever the balance sheet Implement next stage of cost reduction initiatives and complete final stages of pension strategy Continue steady execution, commitment to innovation, and deliver differentiation and value to customers 2014 Goals Execute against megatrends informing our businesses Position lines of business to grow faster than overall markets 28

SUPPLEMENTARY NON-GAAP MATERIALS

NON-GAAP MEASURES While NCR reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR’s financial results, and are not a substitute for their comparable GAAP measures. NPOI, Non-GAAP Diluted EPS, Operational Gross Margin, Operational Gross Margin Rate, Expenses (non-GAAP), Effective Tax Rate and Non-GAAP Net Income. NCR’s non-pension operating income (NPOI), non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted EPS) are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR’s GAAP income (loss) from operations. NCR also determines operational gross margin, operational gross margin rate, expenses (non-GAAP) and effective tax rate (non-GAAP) by excluding pension expense and these special items from its GAAP gross margin, gross margin rate, expenses and effective tax rate. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR also uses NPOI and non-GAAP diluted EPS to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results. Free Cash Flow and Adjusted Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR defines adjusted free cash flow as free cash flow plus required pension contributions, cash provided by/used in discontinued operations, and cash flow impact of special items. NCR's management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company and believes they are useful for investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow and adjusted free cash flow indicate the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow and adjusted free cash flow do not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measures. Free cash flow (FCF) and adjusted free cash flow (adjusted FCF) do not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definitions of these measures. 30

NON-GAAP MEASURES Adjusted EBITDA. NCR believes that Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. NCR determines Adjusted EBITDA for a given period based on its GAAP income (loss) from continuing operations plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension expense (benefit); and plus special items included in the definition of NPOI. NCR believes that its ratio of net debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company’s ability to meet its future financial obligations. Revenue Growth on a Constant Currency Basis. NCR’s period-over-period revenue growth on a constant currency basis excludes the effects of foreign currency translation. Due to the variability of foreign exchange rates from period to period, NCR’s management uses revenue growth on a constant currency basis to evaluate period-over-period operating performance. Revenue growth on a constant currency basis is calculated by translating prior period revenue at current period monthly average exchange rates. NCR management's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non- GAAP measures are reconciled to their corresponding GAAP measures in the following slides. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of NCR’s website at www.ncr.com. 31

GAAP TO NON-GAAP RECONCILIATION Q1 2014 LTM FY 2013 FY 2014e Q2 2014e Income from Operations (GAAP) $689 $666 $730 - $750 $163 – $173 Pension Expense (Benefit) (86) (78) 8 3 Acquisition-Related Amortization of Intangibles 81 65 121 30 Acquisition-Related Costs 44 46 33 7 Acquisition-Related Purchase Price Adjustment 12 15 6 1 OFAC and FCPA Investigations(1) 3 3 2 1 Non-Pension Operating Income (non- GAAP) $743 $717 $900 - $920 $205 – $215 Depreciation and Amortization 149 143 155 Ongoing Pension Expense (12) (15) (10) Stock Compensation Expense 41 41 40 Adjusted EBITDA (non-GAAP) $921 $886 $1,085 - $1,105 $ in millions Income from Operations (GAAP) to Non-Pension Operating Income (non-GAAP) and Adjusted EBITDA (non-GAAP) (1) Estimated expenses for 2014 will be affected by, among other things, the status and progress of these matters. There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC’s, the SEC’s or the DOJ’s investigations. 32

GAAP TO NON-GAAP RECONCILIATION

Q1 2014 QTD

in millions (except per share amounts)	Q1 2014 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q1 2014 non-GAAP
Product revenue	$634	-	-	-	-	-	$634
Service revenue	884	-	-	-	-	-	884
Total revenue	**1,518**	-	-	-	-	-	**1,518**
Cost of products	476	(10)	-	(2)	-	-	464
Cost of services	626	(6)	-	(1)	-	1	620
Gross margin	416	16	-	3	-	(1)	434
Gross margin rate	*27.4%*	*1.1%*	*0.0%*	*0.2%*	*0.0%*	*-0.1%*	*28.6%*
Selling, general and administrative expenses	245	(14)	(14)	-	(1)	-	216
Research and development expenses	63	-	-	-	-	-	63
Total expenses	308	(14)	(14)	-	(1)	-	279
Total expense as a % of revenue	*20.3%*	*-0.9%*	*-0.9%*	*0.0%*	*-0.1%*	*0.0%*	*18.4%*
Income (loss) from operations	**108**	30	14	3	1	(1)	**155**
Income (loss) from operations as a % of revenue	*7.1%*	*2.0%*	*0.9%*	*0.2%*	*0.1%*	*-0.1%*	*10.2%*
Interest and Other (expense) income, net	(50)	-	-	-	-	-	(50)
Income (loss) from continuing operations before income taxes	58	30	14	3	1	(1)	105
Income tax expense (benefit)	4	10	4	1	-	(1)	18
Effective tax rate	*7%*	*33%*	*29%*	*33%*	*0%*	*100%*	*17%*
Income (loss) from continuing operations	54	20	10	2	1	-	87
Net income (loss) attributable to noncontrolling interests	1	-	-	-	-	-	1
Income (loss) from continuing operations (attributable to NCR)	$53	$20	$10	$2	$1	$-	$86
Diluted earnings per share	**$0.31**	$0.11	$0.06	$0.01	$0.01	$-	**$0.50**

NCR

33

GAAP TO NON-GAAP RECONCILIATION

Q1 2013 QTD

in millions (except per share amounts)	Q1 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q1 2013 non-GAAP
Product revenue	$667	-	-	-	-	-	$667
Service revenue	743	-	-	-	-	-	743
Total revenue	**1,410**	-	-	-	-	-	**1,410**
Cost of products	503	(8)	-	-	-	-	495
Cost of services	538	-	-	(6)	-	(4)	528
Gross margin	369	8	-	6	-	4	387
Gross margin rate	*26.2%*	*0.6%*	*0.0%*	*0.4%*	*0.0%*	*0.2%*	*27.4%*
Selling, general and administrative expenses	229	(6)	(16)	-	(1)	(2)	204
Research and development expenses	55	-	-	-	-	(1)	54
Total expenses	284	(6)	(16)	-	(1)	(3)	258
Total expense as a % of revenue	*20.1%*	*-0.4%*	*-1.1%*	*0.0%*	*-0.1%*	*-0.2%*	*18.3%*
Income (loss) from operations	**85**	14	16	6	1	7	**129**
Income (loss) from operations as a % of revenue	*6.0%*	*1.0%*	*1.1%*	*0.4%*	*0.1%*	*0.5%*	*9.1%*
Interest and Other (expense) income, net	(19)	-	-	-	-	-	(19)
Income (loss) from continuing operations before income taxes	66	14	16	6	1	7	110
Income tax expense (benefit)	2	5	6	2	-	3	18
Effective tax rate	*3%*	*36%*	*38%*	*33%*	*0%*	*43%*	*16%*
Income (loss) from continuing operations	64	9	10	4	1	4	92
Net income (loss) attributable to noncontrolling interests	2	-	-	-	-	-	2
Income (loss) from continuing operations (attributable to NCR)	$62	$9	$10	$4	$1	$4	$90
Diluted earnings per share	**$0.37**	$0.06	$0.06	$0.02	$0.01	$0.02	**$0.54**

NCR

34

GAAP TO NON-GAAP RECONCILIATION

Q2 2013 QTD

in millions (except per share amounts)	Q2 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q2 2013 non-GAAP
Product revenue	$743	-	-	-	-	-	$743
Service revenue	792	-	-	-	-	-	792
Total revenue	**1,535**	-	-	-	-	-	**1,535**
Cost of products	550	(9)	-	-	-	-	541
Cost of services	559	-	-	(3)	-	(5)	551
Gross margin	426	9	-	3	-	5	443
Gross margin rate	*27.8%*	*0.6%*	*0.0%*	*0.2%*	*0.0%*	*0.3%*	*28.9%*
Selling, general and administrative expenses	232	(8)	(14)	-	-	(3)	207
Research and development expenses	55	-	-	-	-	(1)	54
Total expenses	287	(8)	(14)	-	-	(4)	261
Total expense as a % of revenue	*18.7%*	*-0.5%*	*-0.9%*	*0.0%*	*0.0%*	*-0.3%*	*17.0%*
Income (loss) from operations	**139**	17	14	3	-	9	**182**
Income (loss) from operations as a % of revenue	*9.1%*	*1.1%*	*0.9%*	*0.2%*	*0.0%*	*0.6%*	*11.9%*
Interest and Other (expense) income, net	(29)	-	-	-	-	-	(29)
Income (loss) from continuing operations before income taxes	110	17	14	3	-	9	153
Income tax expense (benefit)	23	6	4	1	-	4	38
Effective tax rate	*21%*	*35%*	*29%*	*33%*	*0%*	*44%*	*25%*
Income (loss) from continuing operations	87	11	10	2	-	5	115
Net income (loss) attributable to noncontrolling interests	1	-	-	-	-	-	1
Income (loss) from continuing operations (attributable to NCR)	$86	$11	$10	$2	$-	$5	$114
Diluted earnings per share	**$0.51**	$0.07	$0.06	$0.01	$-	$0.03	**$0.68**

NCR

35

GAAP TO NON-GAAP RECONCILIATION

Q4 2013 YTD

in millions (except per share amounts)	FY 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Japan valuation reserve release	Pension (expense) benefit	FY 2013 non-GAAP
Product revenue	$2,912	-	-	-	-	-	-	$2,912
Service revenue	3,211	-	-	-	-	-	-	3,211
Total revenue	**6,123**	-	-	-	-	-	-	**6,123**
Cost of products	2,152	(36)	-	(1)	-	-	2	2,117
Cost of services	2,231	-	-	(14)	-	-	44	2,261
Gross margin	1,740	36	-	15	-	-	(46)	1,745
Gross margin rate	*28.4%*	*0.6%*	*0.0%*	*0.2%*	*0.0%*	*0.0%*	*-0.7%*	*28.5%*
Selling, general and administrative expenses	871	(29)	(46)	-	(3)	-	22	815
Research and development expenses	203	-	-	-	-	-	10	213
Total expenses	1,074	(29)	(46)	-	(3)	-	32	1,028
Total expense as a % of revenue	*17.5%*	*-0.5%*	*-0.7%*	*0.0%*	*0.0%*	*0.0%*	*0.5%*	*16.8%*
Income (loss) from operations	**666**	65	46	15	3	-	(78)	**717**
Income (loss) from operations as a % of revenue	*10.9%*	*1.1%*	*0.8%*	*0.2%*	*0.0%*	*0.0%*	*-1.3%*	*11.7%*
Interest and Other (expense) income, net	(112)	-	6	-	-	-	-	(106)
Income (loss) from continuing operations before income taxes	554	65	52	15	3	-	(78)	611
Income tax expense (benefit)	98	17	16	5	1	15	(20)	132
Effective tax rate	*18%*	*26%*	*31%*	*33%*	*33%*	*N/A*	*26%*	*22%*
Income (loss) from continuing operations	456	48	36	10	2	(15)	(58)	479
Net income (loss) attributable to noncontrolling interests	4	-	-	-	-	-	-	4
Income (loss) from continuing operations (attributable to NCR)	$452	$48	$36	$10	$2	$(15)	$(58)	$475
Diluted earnings per share	**$2.67**	$0.29	$0.21	$0.06	$0.01	$(0.09)	$(0.34)	**$2.81**

NCR

36

GAAP TO NON-GAAP RECONCILIATION FY 2014e Diluted EPS (GAAP) $2.36 - $2.46 Pension Expense (Benefit) 0.03 Acquisition-Related Amortization of Intangibles 0.47 Acquisition-Related Costs 0.11 Acquisition-Related Purchase Price Adjustment 0.02 OFAC and FCPA Investigations(1) 0.01 Non-GAAP Diluted EPS $3.00 – $3.10 Diluted Earnings per Share (GAAP) to Non-GAAP Diluted Earnings per Share (non-GAAP) (1) Estimated expenses for 2014 will be affected by, among other things, the status and progress of these matters. There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC’s, the SEC’s or the DOJ’s investigations. 37

GAAP TO NON-GAAP RECONCILIATIONS FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 Gross Margin as a % of Revenue (GAAP) 22.0% 22.9% 18.0% 28.7% 28.4% Pension expense (benefit) (0.5)% 0.6% 6.8% (2.2)% (0.7)% Impairment of assets related to an equity investment 0.5% - - - - Acquisition-related purchase price adjustments - - - - 0.2% Acquisition-related amortization of intangibles - - 0.1% 0.3% 0.6% Operational Gross Margin Rate (non- GAAP) 22.0% 23.5% 24.9% 26.8% 28.5% Gross Margin as a % of Revenue (GAAP) to Operational Gross Margin Rate (non-GAAP) 38

GAAP TO NON-GAAP RECONCILIATIONS Revenue Growth % (GAAP) to Revenue Growth % on a Constant Currency Basis (non-GAAP) Q1 2014 Revenue Growth % (GAAP) 8% Unfavorable foreign currency fluctuation impact 2% Revenue Growth % on a Constant Currency Basis (non-GAAP) 10% 39

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